Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the incorporation by reference of our report dated March 30, 2022, in Post-Effective Amendment No. 4 to the Registration Statement (Form S-11 No. 333-240261) and related Prospectus of FS Credit Real Estate Income Trust, Inc.

/s/ Ernst & Young

Philadelphia, Pennsylvania
April 8, 2022